UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2019

LSI Industries Inc.
(Exact name of Registrant as Specified in its Charter)

Ohio	000-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Rd, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code          (513) 793-3200

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LYTS	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act □

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 5, 2019 LSI Industries Inc., an Ohio corporation (“LSI”), appointed Thomas A. Caneris as Senior Vice President – Human Resources and General Counsel. Mr. Caneris, age 57, most recently served as Senior Vice President and General Counsel for PharMerica Corporation from 2007 through 2019. From 2004 to 2007, Mr. Caneris was employed by Convergys Corporation as a Senior Attorney and from 1998 to 2004 Mr. Caneris served as Commercial Affairs Counsel for AK Steel Corporation.

LSI and Mr. Caneris executed an Employment Offer Letter which provides that his employment with LSI shall begin on August 5, 2019. The Employment Offer Letter also provides:

-	Mr. Caneris shall receive an annual base salary of $345,000, a signing bonus of $50,000, and relocation expense package of $50,000;

-
Mr. Caneris shall be eligible to receive incentive compensation under LSI’s Short Term Incentive Plan for Fiscal Year 2020 (“2020 STIP”). At the threshold level of performance, his 2020 STIP opportunity is expected to be 25% of base salary. At the target level of performance, his 2020 STIP opportunity is expected to be 50% of base salary. At the maximum level of performance, his 2020 STIP opportunity is expected to be 100% of base salary; and

-
Mr. Caneris shall receive a non-statutory stock option (the “Option”) with a term of ten years to purchase 100,000 shares of the Company’s common stock which shall vest on the third anniversary of the grant date. The effective date of grant shall be the date of Mr. Caneris’s first day of employment with LSI and the exercise price shall be the closing price per share of the Company’s common stock on the NASDAQ Global Select Market on that same date. The Option is intended to qualify as an “inducement grant” under NASDAQ Listing Rule 5635(c)(4) and shall not be granted pursuant to the Company’s Amended and Restated 2012 Stock Incentive Plan.

This summary of the Employment Offer Letter described above does not purport to be complete and is qualified in its entirety by reference to the Employment Offer Letter, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference. Please see this exhibit for further information. LSI issued a press release regarding the appointment of Mr. Caneris and the Option which is attached to this report as Exhibit 99.1.

LSI will require Mr. Caneris to execute the LSI’s Restrictive Covenant and Confidentiality Agreement effective August 5, 2019 pursuant to which he shall be subject to customary confidentiality restrictions that apply during his employment, an intellectual property assignment provision, and a covenant not to compete. The Restrictive Covenant and Confidentiality Agreement generally provides Mr. Caneris with nine months’ of severance payments if his employment is terminated without cause.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

Exhibit No	Description

10.1	LSI Industries Inc. Employment Offer Letter with Thomas A. Caneris dated August 5, 2019
99.1	LSI Press Release dated August 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY:/s/ James A. Clark
James A. Clark
President, Chief Executive Officer

August 5, 2019